EXHIBT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Kogeto, Inc. for the three months ended September 30, 2013, I, Jeff Glasse, Chief Executive Officer of Kogeto, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report of Form 10-Q for the three months ended September 30, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report of Form 10-Q for the three months ended September 30, 2013, fairly represents in all material respects, the financial condition and results of operations of Kogeto, Inc.

Kogeto, Inc.

Date: May 29, 2014	By:	/s/ Jeff Glasse
Jeff Glasse
Chief Executive Officer